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                                                                    EXHIBIT 10.3

                               SECURITY AGREEMENT

         Redline Performance Products, Inc., a Minnesota corporation, with an address of address 1120 Wayzata, Boulevard East, Suite 200, Wayzata, MN 55391, (hereinafter called "Debtor") does hereby grant unto COMMUNITY NATIONAL BANK, a banking corporation, which is organized and existing under the laws of the United States (the "Bank"), at 5481 St. Croix Trail, North Branch, Minnesota 55056 (hereinafter referred to as "Secured Party") a security interest in the following described property:

         All fixtures, furniture, equipment and personal property, accounts receivable, patents, copyrights, snowmobiles, parts and accessories, and any and all other property, whether tangible or intangible, together with all proceeds therefrom and any additions or substitutions now owned or hereafter acquired by the Debtor no matter where located other than $150,000 in cash on deposit at Discovery Bank in San Marcos, California and certain equipment to be purchased from Stan Robinson by the Debtor in the amount of $160,000 pursuant to a purchase money security interest, (hereinafter the "Collateral").

to secure payment of all indebtedness of Debtor to Secured Party, including, but not limited to that certain note dated November 26th, 2003, in the original principal amount of TWO MILLION AND NO/100THS DOLLARS ($2,000,000.00) (hereinafter referred to as the "Note"). The Security Interest granted hereunder shall remain in force until the Note is fully paid and satisfied. The Security Interest shall also secure any and all advances, and extensions and renewals of the Note, together will all other liabilities of Debtor to Secured Party, whether primarily, secondarily, direct, contingent, sole, joint or several, due or to become due or which may be hereafter contracted or acquired and the performance by Debtor of all of the terms and conditions of this Security Agreement (hereinafter referred to as "Obligations").

                  DEBTOR WARRANTS, REPRESENTS AND AGREES THAT:

1.)      Debtor is a registered business entity with the address set forth above and is duly authorized to enter into this Agreement.

2.)      Debtor is the owner of the Collateral free of all liens, encumbrances and security interests except the security interest hereby created other than $150,000 in cash on deposit at Discovery Bank in San Marcos, California and certain equipment to be purchased from Stan Robinson by the Debtor in the amount of $160,000 pursuant to a purchase money security interest.

3.)      Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party, except that, until the occurrence of an Event of Default and the revocation by Secured Party of Debtor's right to do so, Debtor may utilize any proceeds constituting the Collateral in the ordinary course of business and use.

4.)      Debtor will (a) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection, or continuance of the

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Security Interest; (b) keep all Collateral free and clear of all security interests, liens, and encumbrances except this Security Interest as defined herein; (c) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect, and copy Debtor's books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors' requests for verifications of amounts owed to Debtor; (d) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request; (e) promptly notify Secured Party of any loss of or material damage to any Collateral; (f) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest; (g) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Secured Party in connection with the protection, defense or enforcement of the Security Interest or the protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; and (h) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Agreement. If Debtor at any time fails to perform or observe any agreement contained herein, and if such failure shall continue for a period of ten (10) business days after Secured Party gives Debtor written notice thereof, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Agreement.

5.)      Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (a) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, shall fail to observe or perform

                                       2.

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any covenant or agreement herein binding on it or shall be in default under any loan or credit agreement between it and the Secured Party; (b) any representation or warranty by Debtor set forth in this Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (c) a garnishment, summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of any property of the Debtor or any indebtedness owing to Debtor and such garnishment, summons or writ of attachment is not removed within 30 days of attachment or filing; (d) Debtor or any guarantor shall (1) be or become insolvent (however defined); or (2) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or (3) be dissolved or liquidated; or (4) go out of business; provided the Secured Party reasonably determines that such event results in a material adverse change to the security of the Promissory Note; or (e) if an event of default occurs in any of the terms of the Loan Documents as that term is defined in the Note and such event is not cured within any applicable cure period.

6.)      Remedies upon Event of Default. Ten (10) business days after the
Debtor receives notice of an Event of Default if such Event of Default is not cured within such ten-day period, Secured Party may exercise any one or more of the following rights and remedies: (a) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (b) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including, but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral; and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified herein) at least ten (10) business days prior to the date of intended disposition or other action; (c) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property or set forth in the Loan Documents. Upon the occurrence of the Event of Default and expiration of the ten-day period referenced herein, all Obligations shall be immediately due and payable without demand or notice thereof,

7.)      Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party shall not be obligated to preserve any rights Debtor may have

                                       3.

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against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effects as the original for all purposes of a financing statement. This Agreement shall be governed by the internal laws of the state of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

8. THE SECURED PARTY AND DEBTOR HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THE LOAN DOCUMENTS OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. THE DEBTOR ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE SECURED PARTY IN EXTENDING CREDIT TO THE DEBTOR, THAT THE SECURED PARTY WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE DEBTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

This Security Agreement made and entered on this 26th day of November, 2003.

                                          Redline Performance Products, Inc.

                                          By: /s/ Kent H. Harle
                                              ----------------------------------
                                              Kent H. Harle, Chief Executive
                                              Officer

                                          By: /s/ Mark A. Payne
                                              ----------------------------------
                                              Mark A. Payne, President &
                                              Chief Financial Officer

                                          Community National Bank

                                          By: /s/ Ross W. Sandison
                                              ----------------------------------
                                              Ross W. Sandison, President

                                       4.